Instil Bio Reports First Quarter 2024 Financial Results and
Provides Corporate Update

DALLAS, TX, May 10, 2024 (GLOBE NEWSWIRE) - Instil Bio, Inc. (“Instil”) (Nasdaq: TIL), a clinical-stage biopharmaceutical company focused on developing a pipeline of novel therapies, today reported its first quarter 2024 financial results and provided a corporate update.

Recent Highlights:

•With successful completion of feasibility studies, preparations are underway with collaborator for a potential investigator-initiated trial (IIT) in non-small cell lung cancer with folate receptor α (FRα)-CoStAR TIL

•Exploring opportunities to in-license/acquire and develop novel therapeutic candidates in diseases with significant unmet medical need

•Cash runway expected beyond 2026.

First Quarter 2024 Financial and Operating Results:

As of March 31, 2024, Instil had cash, cash equivalents, marketable securities and long-term investments of $161.5 million, which consisted of $5.5 million in cash and cash equivalents, $148.3 million in marketable securities and $7.7 million in long-term investments, compared to $175.0 million in total cash, cash equivalents, restricted cash, marketable securities and long-term investments, which consisted of $9.2 million in cash and cash equivalents, $1.5 million in restricted cash, $141.2 million marketable securities and $23.2 million in long-term investments as of December 31, 2023. Instil expects that its cash, cash equivalents, marketable securities and long-term investments as of March 31, 2024 will enable it to fund its current operating plan beyond 2026.

Research and development expenses were $7.3 million for the three months ended March 31, 2024, compared to $20.7 million for the three months ended March 31, 2023.

General and administrative expenses were $12.4 million for the three months ended March 31, 2024, compared to $13.2 million for the three months ended March 31, 2023.

Restructuring and impairment charges were $4.3 million for the three months ended March 31, 2024, compared to $24.6 million for the three months ended March 31, 2023.

Net loss per share, basic and diluted were $3.74 for the three months ended March 31, 2024, compared to $8.77 for the three months ended March 31, 2023. Non-GAAP net loss per share, basic and diluted were $2.39 for the three months ended March 31, 2024, compared to $4.29 for the three months ended March 31, 2023.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, Instil has presented certain financial information that has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include non-GAAP net loss and non-GAAP net loss per share, which are defined as net loss and net loss per share, respectively, excluding non-cash stock-based compensation expense and restructuring and impairment charges. Instil believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Instil’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of Instil’s operating results. In addition, these non-GAAP financial measures are among the indicators Instil’s management uses for planning purposes and to measure Instil’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by Instil may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer to the below reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Instil Bio

Instil Bio, Inc. (Nasdaq: TIL) is a clinical-stage biopharmaceutical company focused on developing a pipeline of novel therapies. Instil seeks to in-license/acquire and develop novel therapeutic candidates in diseases with significant unmet medical need. For more information visit www.instilbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” "expected,” “exploring,” “future,” “intends,” “may,” “plans,” “potential,” “projects,” and “will” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning or implying our ability to acquire and develop new product candidates, the therapeutic potential of our product candidates, our research, development and regulatory plans for our product candidates, our expectations concerning our collaboration and the generation of clinical data therefrom, our expectations regarding our capital position, resources, and balance sheet, and the potential impact thereof on development of any product candidates, and other statements that are not historical fact. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements, including risks and uncertainties associated with acquiring product candidates, the costly and time-consuming product development process and the uncertainty of clinical success; the risks inherent in successfully manufacturing cell therapy products and relying on collaborators and other third parties for manufacturing; the risks and uncertainties related to successfully initiating, enrolling, completing and reporting data from clinical studies, including a collaborator-led IIT in China, as well as the risks that results obtained in clinical trials to date may not be indicative of results obtained in ongoing or future trials and that our product candidates may otherwise not be effective treatments in their planned indications; risks associated with reliance on third-party collaborators; risks related to macroeconomic conditions, including as a result of international conflicts, U.S.-China trade and political tensions, interest rates, inflation, and other factors, which could materially and adversely affect our business and operations; the risks and uncertainties associated with the time-consuming and uncertain regulatory approval process and the sufficiency of our cash resources; and other risks and uncertainties affecting Instil and our plans and development programs, including those discussed in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 to be filed with the SEC, as well as our other filings with the SEC. Additional information will be made available in other filings that we make from time to time with the SEC. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

These forward-looking statements speak only as the date hereof, and we disclaim any obligation to update these statements except as may be required by law.

Contacts:

Investor Relations: 1-972-499-3350 investorrelations@instilbio.com www.instilbio.com

INSTIL BIO, INC.
SELECTED FINANCIAL DATA
(Unaudited; in thousands, except share and per share amounts)

Selected Condensed Consolidated Balance Sheet Data

	March 31, 2024	December 31, 2023
Cash, cash equivalents, restricted cash, marketable securities and long-term investments	$161,454	$175,018
Total assets	$306,303	$325,630
Total liabilities	$100,476	$99,801
Stockholders’ equity	$205,827	$225,829

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2024	2023
Operating expenses:
Research and development	$7,256	$20,670
General and administrative	12,424	13,222
Restructuring and impairment charges	4,275	24,554
Total operating expenses	23,955	58,446
Loss from operations	(23,955)	(58,446)
Interest income	2,062	2,071
Interest expense	(1,981)	(636)
Other expense, net	(428)	(57)
Net loss	$(24,302)	$(57,068)
Net loss per share, basic and diluted	$(3.74)	$(8.77)
Weighted-average shares used in computing net loss per share, basic and diluted	6,503,913	6,503,913

INSTIL BIO, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss per Share
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Net loss	$(24,302)	$(57,068)
Adjustments:
Non-cash stock-based compensation expense	4,515	4,530
Restructuring and impairment charges	4,275	24,554
Non-GAAP Net loss	$(15,512)	$(27,984)
Net loss per share, basic and diluted	$(3.74)	$(8.77)
Adjustments:
Non-cash stock-based compensation expense per share	0.69	0.70
Restructuring and impairment charges per share	0.66	3.78
Non-GAAP net loss per share, basic and diluted*	$(2.39)	$(4.29)
Weighted-average shares outstanding, basic and diluted	6,503,913	6,503,913
* Non-GAAP net loss per share, basic and diluted may not total due to rounding.

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